EXHIBIT 31.1

CERTIFICATION

I, William R. Hambrecht, certify that:

1.	I have reviewed this annual report on Form 10-K of Ironstone Group, Inc. for the year ended December 31, 2010;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act of 1934, as amended, Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Securities Exchange Act of 1934, as amended, Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a)
designed such disclosure controls and procedures, or cause such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)
designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
evaluated the effectiveness of the registrant’s disclosure controls and presented in this report our conclusions about the  effectiveness of the disclosure controls and procedures, as of  the end of the period covered by this report based on such evaluation; and

d)
disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting  ; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the registrant’s board of directors (or persons performing the equivalent function):

a)
all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)
all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

6.
The registrant has indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:	March 30, 2011	/s/William R. Hambrecht
William R. Hambrecht Chief Executive Officer